Exhibit 21.1

                                                         LIST OF SUBSIDIARIES
                                                         --------------------

         Set forth below is a list of all  subsidiaries  of the Company as of December 31, 2000 the assets and  operations of which are included in the Consolidated  Financial Statements of Nortek,  Inc., except subsidiaries that,  considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:

NAME OF SUBSIDIARY                                                                  Jurisdiction
------------------                                                                  ------------
Broan-NuTone Canada, Inc.                                                Ontario, Canada
     Venmar Ventilation Inc.                                             Quebec, Canada
          Innergy Tech Inc.                                              Quebec, Canada
          Venmar Aston Inc.                                              Quebec, Canada
          Venmar CES, Inc.                                               Saskatchewan, Canada
          Venmar Ventilation (H.D.H.) Inc.                               Quebec, Canada
Broan-NuTone LLC                                                         Delaware
     Aubrey Manufacturing, Inc.                                          Delaware
     NuTone Inc.                                                         Delaware
     Rangaire LP                                                         Delaware
Jensen Industries, Inc.                                                  Delaware
Linear Corporation                                                       California
     Linear H.K. Manufacturing Ltd.                                      Hong Kong
     Multiplex Technology, Inc.                                          California
     We Monitor America Incorporated                                     Colorado
     Xantech Corporation                                                 California
Nordyne Inc.                                                             Delaware
     Commercial Environmental Systems Group, Inc.                        Delaware
          Governair Corporation                                          Oklahoma
          Mammoth, Inc.                                                  Delaware
          Temtrol, Inc.                                                  Oklahoma
          Ventrol Air Handling Systems Inc.                              Quebec, Canada
          Webco, Inc.                                                    Missouri
Nortek (UK) Limited                                                      United Kingdom
     Best S.p.A.                                                         Italy
          Best Deutschland GmbH                                          Germany
          Best France S.A.                                               France
     Eaton-Williams Holding Limited                                      United Kingdom
     Elektromec S.p.A.                                                   Italy
Ply Gem Industries, Inc.                                                 Delaware
     Great Lakes Window, Inc.                                            Ohio
          Napco Window Systems, Inc.                                     Delaware
     Hoover Treated Wood Products, Inc.                                  Delaware
     Kroy Building Products, Inc.                                        Delaware
     Napco, Inc.                                                         Delaware
     Peachtree Doors and Windows, Inc.                                   Tennessee
          Thermal-Gard, Inc.                                             Pennsylvania
     Richwood Building Products, Inc.                                    Delaware
     SNE Enterprises, Inc.                                               Delaware
     Variform, Inc.                                                      Missouri